Exhibit 99.1

Tellurian and Gunvor sign 10-year LNG agreement for 3 mtpa

HOUSTON, Texas – (BUSINESS WIRE) May 27, 2021 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) and Gunvor Singapore Pte Ltd (Gunvor) announced today a liquefied natural gas (LNG) sales and purchase agreement (SPA) for three million tonnes per annum (mtpa) for a ten year period, indexed to a combination of two indices; the Japan Korea Marker (JKM) and the Dutch Title Transfer Facility (TTF), netted back for transportation charges. The LNG would be delivered free on board (FOB) from Tellurian’s  Driftwood LNG, a 27.6 mtpa liquefaction facility proposed near Lake Charles, Louisiana in the United States Gulf Coast.

President and CEO Octávio Simões said, “Tellurian intends to market up to 10 mtpa of LNG in our first phase on a JKM, TTF or blended price basis, as our integrated model provides the flexibility to offer this valuable product. We welcome Gunvor, the largest independent global trader of LNG volumes, to Driftwood and look forward to providing a cleaner fuel to meet growing global energy needs and enable energy access.”

Executive Vice President LNG Marketing & Trading Tarek Souki added, “Our business model creates significant value for Tellurian; at today’s LNG prices, this agreement represents the equivalent of approximately $12 billion in revenue over the 10-year term of the agreement.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

About Gunvor

Gunvor is one of the world’s largest independent commodities trading houses by turnover, creating logistics solutions that safely and efficiently move physical energy from where it is sourced and stored to where it is demanded most. The company is the leading independent global trader of Liquefied National Gas (LNG). www.GunvorGroup.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, future contracts, revenues and other aspects of Tellurian’s business. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020, and other Tellurian filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. The effectiveness of the agreement described in this press release is subject to, among other things, a final investment decision with respect to the Driftwood Project; and reaching a final investment decision will require Tellurian to obtain significant amounts of additional capital. Estimated revenue from the agreement is based on the current JKM price (as quoted by S&P Platts) and the current TTF price (as quoted on www.theice.com) for the full term of the agreement; actual prices will vary. The agreement may be terminated in certain circumstances prior to the expiration of the 10-year term. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com